________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                    ________________________________

                                FORM S-8

                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933
                    ________________________________

                        HOST AMERICA CORPORATION
         (Exact name of registrant as specified in its charter)

         Colorado                                     06-1168423
(State or other jurisdiction of          (IRS Employer Identification No.)
incorporation or organization)

                              TWO BROADWAY
                        HAMDEN, CONNECTICUT 06518
                             (203) 248-4100
      (Address, including zip code, and telephone number, including area code or registrant's principal executive offices)

                        HOST AMERICA CORPORATION
                         1998 STOCK OPTION PLAN
                    ________________________________

                           GEOFFREY W. RAMSEY
                         CHIEF EXECUTIVE OFFICER
                        HOST AMERICA CORPORATION
                              TWO BROADWAY
                       HAMDEN, CONNECTICUT  06518
        (Name, address, including zip code, and telephone number,
                including area code or agent for service)

                    ________________________________

                     CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                       Proposed              Proposed
   Title of each class of           Amount to       maximum offering     maximum aggregate     Amount of
Securities to be registered      be registered(1)   price per share(2)   offering price(2)  Registration
fee(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        85,000          $6.72 per share         $571,200          $46.21
==============================================================================================================

(1) The number of shares of common stock, par value $.001 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Host America Corporation 1998 Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan.
     Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average ($6.72) of the high ($6.99) and low ($6.45) sale prices of the Company's common stock on October 1, 2003, as reported on the Nasdaq Small Cap Market.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Host America Corporation (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2003, as filed with the Commission on September 29, 2003;

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 as filed with the Commission on November 19, 2002, February 14, 2003 and May 15, 2003, respectively;

     (3) The Company's Current Reports on Form 8-K and Form 8-K/A, as filed with the Commission on October 17, 2002, October 25, 2002, April 11, 2003, May 6, 2003, August 6, 2003, August 7,
          2003, August 13, 2003 and September 25, 2003;

     (4) The description of the common stock that is contained in the Company's registration statement on Amendment No. 2 to Form 8-A filed with the Commission on July 16, 1998, including and amendment or report filed for the purposes of updating the description; and

     (5) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (1) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon by the law firm of Berenbaum, Weinshienk & Eason, P.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-108-402 of the Colorado Business Corporation Act (the "Act") provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company's articles of incorporation contain a provision eliminating liability as permitted by the statute.

     Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

     Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Company's articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

     Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company's articles of incorporation and bylaws provide for indemnification of officers, employees and agents of the Company to the same extent as its directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this Registration
Statement.

  EXHIBIT NO.       TITLE
---------------     -----------------------------------------------------

      5             Opinion of Berenbaum, Weinshienk & Eason, P.C.

     23.1           Consent of Berenbaum, Weinshienk & Eason, P.C.
                    (included in Exhibit 5)

     23.2           Consent of Carlin, Charron & Rosen, LLP

     23.3           Consent of DiSanto Bertoline & Company, P.C.

     24 Power of Attorney of Directors and Officers of the Company (included in the signature page)

     99             Host America Corporation 1998 Stock Option Plan

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form or prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Host America Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamden, State of Connecticut on this 7th day of October, 2003.

                                   HOST AMERICA CORPORATION


                                   /s/ GEOFFREY W. RAMSEY
                                   --------------------------------------
                                   By:  Geoffrey W. Ramsey, President and
                                           Chief Executive Officer

                            POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of Host America Corporation (the "Company"), hereby nominates, constitutes and appoints Geoffrey W. Ramsey and David J. Murphy, or any one of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock of the Company (the "Common Stock") in connection with the Host America Corporation 1998 Stock Option Plan, and to file any and all amendments, including post-effective amendments, to the Registration Statement making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 2003.


 /s/ GEOFFREY W. RAMSEY                  /s/ DAVID J. MURPHY
-------------------------------         ------------------------------
Geoffrey W. Ramsey, President,          David J. Murphy, Chief Financial
Chief Executive Officer and Director    Officer and Director

 /s/ ANNE L. RAMSEY                      /s/ THOMAS P. EAGAN, JR.
-------------------------------         ------------------------------
Anne L. Ramsey, Director                Thomas P. Eagan, Jr., Director

 /s/ PATRICK J. HEALY                    /s/ JOHN D'ANTONA
-------------------------------         ------------------------------
Patrick J. Healy, Director              John D'Antona, Director

 /s/ GILBERT ROSSOMANDO                  /s/ TAMMI DIDLOT
-------------------------------         ------------------------------
Gilbert Rossomando, Director            Tammi Didlot, Director

         EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8 OF
                        HOST AMERICA CORPORATION


  EXHIBIT NO.       TITLE
---------------     -----------------------------------------------------

      5             Opinion of Berenbaum, Weinshienk & Eason, P.C.

     23.1           Consent of Berenbaum, Weinshienk & Eason, P.C.
                    (included in Exhibit 5)

     23.2           Consent of Carlin, Charron & Rosen, LLP

     23.3           Consent of DiSanto Bertoline & Company, P.C.

     25 Power of Attorney of Directors and Officers of the Company (included in the signature page)

     99             Host America Corporation 1998 Stock Option Plan